Exhibit 99.1

Columbia Financial, Inc.

COLUMBIA FINANCIAL, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 24, 2026 for shares held directly and by 11:59 p.m. Eastern Time on June 18, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CLBK2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 24, 2026 for shares held directly and by 11:59 p.m. Eastern Time on June 18, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95890-P52843

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

COLUMBIA FINANCIAL, INC.

The Board of Directors recommends that you vote FOR Proposals 1, 2, 3, 4, 6, 7 and 9, FOR each of the director nominees set forth in Proposal 5 and for ONE YEAR with respect to Proposal 8.

		For	Against	Abstain
1.	The approval of the Plan of Conversion and Reorganization	☐	☐	☐
2.	The approval of the Agreement and Plan of Merger, dated as of January 31, 2026, by and among Columbia Financial, Inc. (a Delaware corporation), Columbia Financial, Inc. (a Maryland corporation), Columbia Bank MHC and Northfield Bancorp, Inc. and the transactions contemplated thereby, including the issuance of shares of Columbia Financial, Inc. common stock as merger consideration	☐	☐	☐
3.	The approval of an informational proposal regarding approval of a provision in Columbia Financial, Inc.'s articles of incorporation requiring a super-majority vote to approve certain amendments to Columbia Financial, Inc.'s articles of incorporation	☐	☐	☐
4.	The approval of an informational proposal regarding approval of a provision in Columbia Financial, Inc.'s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Columbia Financial, Inc.'s outstanding voting stock	☐	☐	☐

		For	Against	Withhold
5.	The election of directors to a three-year term:			
5a.	Dennis E. Gibney	☐	☐	☐
5b.	Robert Van Dyk	☐	☐	☐
5c.	James H. Wainwright	☐	☐	☐

		For	Against	Abstain
6.	The ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2026	☐	☐	☐
7.	The approval, on an advisory (non-binding) basis, of the compensation of Columbia Financial's named executive officers	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain
8.	The approval, on an advisory (non-binding) basis, of the frequency of the vote on the compensation of Columbia Financial's named executive officers	☐	☐	☐	☐

		For	Against	Abstain
9.	The approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Prospectus is available at www.proxyvote.com. V95891-P52843 COLUMBIA FINANCIAL, INC. Annual Meeting of Shareholders June 25, 2026 10:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Mayra L. Rinaldi and Dennis E. Gibney, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COLUMBIA FINANCIAL, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, local time on June 25, 2026, exclusively via live webcast at www.virtualshareholdermeeting.com/CLBK2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side